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                          Independent Auditors' Consent

The Board of Directors
Tailsil Electronic Materials Corporation:

We consent to the use of our report dated January 17, 2003, with respect to the balance sheet of Tailsil Electronic Materials Corporation as of December 31, 2002, and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Taipei, Taiwan
April 14, 2003

                                           /s/ KPMG Certified Public Accountants